Exhibit 3.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

FORD CREDIT AUTO LEASE TWO LLC

(a Delaware limited liability company)

dated as of December 18, 2006

by

FORD MOTOR CREDIT COMPANY,

as Member

TABLE OF CONTENTS

		Page

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II

ORGANIZATION

Section 2.1	Formation, Name, Location of Office	9
Section 2.2	Registered Office in Delaware	10
Section 2.3	Registered Agent	10
Section 2.4	Purposes and Powers	10
Section 2.5	Banking Activities	11
Section 2.6	Tax Reporting and Characterization	13
Section 2.7	Execution of Documents	13
Section 2.8	Conduct of Operations	13
Section 2.9	No State Law Partnership	17
Section 2.10	Liability to Third Parties	17
Section 2.11	No Personal Liability of the Member, Manager, Officer, etc.	17
Section 2.12	Limited Liability and Bankruptcy Remoteness	17
Section 2.13	Term	18

ARTICLE III

THE MEMBER

Section 3.1	The Member	18
Section 3.2	Powers of the Member	18
Section 3.3	Limited Liability of the Member	19

ARTICLE IV

MANAGEMENT OF THE COMPANY;
THE BOARD; OFFICERS

Section 4.1	General Management of the Company	19
Section 4.2	Appointment and Term	19

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ii

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, is made and entered into to be effective for all purposes as of December 18, 2006 (this “Agreement”) by FORD MOTOR CREDIT COMPANY, a Delaware corporation “Ford Credit”), as the sole member of the Company (the “Member”).

RECITALS

The Member has established Ford Credit Auto Lease Two LLC (the “Company”) under the laws of the State of Delaware pursuant to a Certificate of Formation dated as of October 27, 2006, and effective as of October 31, 2006 (the “Certificate of Formation.

The Member desires to enter into a written agreement, in accordance with the provisions of the Act and any successor statute, as amended from time to time, governing the affairs of the Company and the conduct of its business and amending and restating the interim Limited Liability Company Agreement, dated as of November 27, 2006.

WITNESSETH

For and inconsideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1        Definitions

(a).                           Capitalized terms used but not otherwise defined in this Agreement, have the respective meanings assigned to them in Appendix 1 to the Servicing Agreement Supplement or, if not defined therein, in Appendix A to the Servicing Agreement and, with respect to any Titling Company, have the respective meanings assigned to them in the related Titling Company Agreement.

“Act” means the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Authorized Officer” has the meaning specified in Section 4.18(a).

“Bank” has the meaning set forth in Section 2.5(d).

“Bankruptcy Code” means the United States Bankruptcy Code, as set forth in Title 11 of the United States Code.

“Basic Documents” means this Agreement, any Transfer Agreement, purchase agreement, interest rate swap agreement and other agreements relating to the acquisition and disposition of Certificates by the Company, including the other documents and certificates delivered in connection with such agreements, as such agreements may be amended from time to time.

“Board” has the meaning set forth in Section 4.1(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or the State of Delaware are authorized or obligated by law, regulation or executive order to close.

“CAB East” means CAB East LLC, a Delaware limited liability company.

“CAB East Agreement” means the Amended and Restated Limited Liability Company Agreement dated as of November 1, 2004, among CAB East Holdings, as member, U.S. Bank, as Registrar, and Ford Credit, as Titling Company Administrator.

“CAB East Holdings” means CAB East Holdings, LLC, a Delaware limited liability company.

“CAB West” means CAB West LLC, a Delaware limited liability company.

“CAB West Agreement” means the Amended and Restated Limited Liability Company Agreement dated as of November 1, 2004, among CAB West

Holdings, as member, U.S. Bank, as Registrar, and Ford Credit, as Titling Company Administrator.

“CAB West Holdings” means CAB West Holdings, LLC, a Delaware limited liability company.

“Certificate” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.

“Certificate of Formation” has the meaning specified in the Recitals.

“Certificate of Title” means a certificate of title of a Leased Vehicle issued in paper form by the relevant governmental department or agency in the jurisdiction in which the Leased Vehicle is registered, or a record maintained by such governmental department or agency in the form of information stored in electronic media.  However, if a certificate of title in paper form or such record stored on electronic media has not been issued or is not being maintained, the application (or copy thereof) for the certificate of title will constitute the “Certificate of Title.”

“Code” means the Internal Revenue Code of 1986.

“Commission” means the Securities and Exchange Commission.

“Company” means Ford Credit Auto Lease Two LLC, a Delaware limited liability company.

“Company Account” has the meaning set forth in Section 2.5(a).

“Damages” has the meaning set forth in Section 7.2(a).

“Dealer” means, with respect to any Lease, the dealer who originated and assigned such Lease to a Titling Company under an existing agreement between such dealer and Ford Credit.

“Exchange Act” means the Securities Exchange Act of 1934.

“FCALM” means FCALM, LLC, a Delaware limited liability company.

“FCALM Agreement” means the Amended and Restated Limited Liability Company Agreement dated as of November 1, 2004, among FCALM Holdings, as member, U.S. Bank, as Registrar, and Ford Credit, as Titling Company Administrator.

“FCALM Holdings” means FCALM Holdings, LLC, a Delaware limited liability company.

“FCTT” means Ford Credit Titling Trust, a Michigan trust.

“FCTT Agreement” means the Amended and Restated Trust Agreement dated as of the Cutoff Date, among FCTT Holdings, as grantor and beneficiary, U.S. Bank, as Titling Company Trustee,, and Ford Credit, as Titling Company Administrator.

“FCTT Holdings” means FCTT Holdings, LLC, a Delaware limited liability company.

“Ford Credit” means Ford Motor Credit Company, a Delaware corporation.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.

“Indemnified Persons” has the meaning specified in Section 7.2(a).

“Independent Manager” has the meaning set forth in Section 4.3(b).

“Insolvency Event” means, for a Person, (a) the making of a general assignment for the benefit of creditors, (b) the filing of a voluntary petition in bankruptcy, (c) being adjudged bankrupt or insolvent, or having had an order entered against such Person for relief in any bankruptcy or insolvency proceeding, (d) the filing by such Person of a petition or answer seeking reorganization, liquidation, dissolution or similar relief under any statute, law or regulation, (e) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person’s assets, (f) the failure to obtain dismissal or a stay within 60 days of the commencement of or the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding against such Person seeking (i) reorganization, liquidation, dissolution or similar relief under any statute, law or regulation, or (ii) the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person’s assets, or (g) the failure by such Person generally to pay its debts as such debts become due.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of November 1, 2004, among (i) Ford Credit, as Titling Company Administrator and an Interest Holder, (ii) CAB East LLC, CAB West LLC, FCALM, LLC, Ford Credit Titling Trust and each other Person becoming party to such agreement as a “Titling Company,” as Titling Companies, (iii) CAB East Holdings, LLC, CAB West Holdings, LLC, FCALM Holdings, LLC, FCTT Holdings, LLC and Ford Credit Auto Lease LLC, as initial Multiple-Use SPVs and Interest Holders, (iv) U.S. Bank, as Titling Company Trustee/Registrar, (v) Ford Credit Auto Lease Trust 2004-A, as an Interest Holder and (vi) JPMorgan Chase Bank, N.A., as 2004-A Indenture Trustee and certain other parties, as amended.

“Lease” means any lease agreement for a motor vehicle that has been entered into between a Lessee and a Dealer and assigned by such Dealer to a Titling Company.

“Leased Vehicle” means any motor vehicle, together with all attached items or accessories, that is subject to a Lease.

“Lessee” means the lessee of a Leased Vehicle or any Person who is obligated to make payments on the related Lease.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics’ liens and any liens that attach to a Lease by operation of law.

“Manager” has the meaning set forth in Section 4.2.

“Member Account” has the meaning specified in Section 6.3.

“Member Property” has the meaning specified in Section 6.3.

“Member” has the meaning set forth in the Preamble.

“Officer’s Certificate” means with respect to the Member, any Servicer or any Titling Company Administrator, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or the controller of the Member, Servicer, or Titling Company Administrator.

“Opinion of Counsel” means a written opinions of counsel, which counsel may be an employee of Ford Credit or an Affiliate or may provide legal services to Ford Credit or an Affiliate.

“Pass-Through Entity’ has the meaning specified in Section 8.3(d)(i).

“Percentage Interest’ has the meaning set forth in Section 6.1.

“Permitted Transactions” means the activities, exercises and powers described in Section 2.4.

“Person” means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, government, any department or agency of any government or any other entity of whatever nature.

“Reallocation Date” has the meaning specified in Section 5.2(d).

“Reallocation Notice” with respect to any Titling Company has the meaning specified in the related Titling Company Agreement.

“Registered Pledgee” with respect to any Titling Company has the meaning specified in the related Titling Company Agreement.

“Related Series” has the meaning specified in Section 5.1(e).

“Securities Act” means the Securities Act of 1933.

“Securities Transaction” means any issuance of one or more classes of Securities, or entering into of one or more Undertakings (or program contemplating the same), that are secured or otherwise backed, in whole or in part, by one or more specified Certificates by the Company or any Securitization Entity.

“Securitization Entity” has the meaning specified in Section 2.4(c).

“Security” has the meaning specified in the Titling Company Agreement.

“Series” has the meaning specified in Section 5.1(a).

“Series Assets” has the meaning specified in Section 5.1(a).

“Series Cutoff Date” has the meaning specified in Section 5.2(a)(ii).

“Series Issue Date” has the meaning specified in Section 5.2(a)(i).

“Servicer” means, with respect to any Titling Company, has the meaning specified in the Titling Company Agreement.

“Specification Notice” has the meaning specified in Section 5.2(a).

“Specified Interest” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.

“State” means any State of Commonwealth of the United States or the District of Columbia.

“Titling Companies” means CAB East, CAB West and FCALM and any other trust, business trust, statutory trust, limited liability company or other entity or arrangement established to acquire title to motor vehicle leases and the related leased vehicles from Dealers and Designated as a “Titling Company” within the meaning of this Agreement by notice by the Member to the Company.

“Titling Company Administrator” means Ford Credit, as Titling Company Administrator under any Titling Company Agreement.

“Titling Company Agreements” means the CAB East Agreement, the CAB West Agreement and the FCALM Agreement and any other trust agreement, limited liability company agreement or other governing document, as the case may be, with respect to any Titling Company.

“Titling Company Note” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.

“Titling Company Noteholder” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.

“Transfer Agreement” has the meaning specified in section 2.4(e).

“Treasury Regulations” means the regulations promulgated by the U.S. Department of Treasury pursuant to the Code.

“UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

(b)  The following rules of construction and usage are applicable to this Agreement and any certificate or other document made or delivered pursuant to this Agreement:

(i)    All terms used in this Agreement or in any agreement, certificate or other document made or delivered pursuant to this Agreement are defined in this Agreement.

(ii)   Accounting terms not defined in this Agreement or in any such agreement, certificate or other document, and accounting terms partly defined in this Agreement or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under U.S. generally accepted accounting principles as in effect on the date of such agreement.  To the extent that the definitions of accounting terms in this Agreement or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under U.S. generally accepted accounting principles, the definitions contained in this Agreement or in any such agreement, certificate or other document will control.

(iii)  References in an agreement to “Article,” “Section” or another subdivision or to an attachment are, unless otherwise specified, to an article, section or subdivision of or an attachment to such agreement or instrument; and the term “including” means “including without limitation.”

(iv) The definitions contained in this Agreement are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(v)  Any agreement or statute defined or referred to in this Agreement or in any agreement that incorporates this Agreement means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(vi)         References to a Person are also to its permitted successors and assigns.

(vii)        References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds.

(viii)       Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

ARTICLE II

ORGANIZATION

Section 2.1             Formation, Name, Location of Office.

(a)          The Company has been formed pursuant to the Act by the filing of the Certificate of Formation with the Secretary of State of Delaware.  The principal office of the Company will be c/o Ford Motor Company, World Headquarters, One American Road, Suite 1034, Dearborn, Michigan 48126 or such other place or places as the Board may designate.

(b)            Pursuant to Section 18-215(a) of the Act, the Company will issue one or more series of limited liability company interests having the rights and preferences set forth in this Agreement.

(c)            Pursuant to Section 18-215(b) of the Act, there will be a limitation on liabilities of each such series of limited liability company interests such that (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series will be enforceable against the assets of such series only, and not against the assets of the Company generally or the assets of any other series thereof and (ii) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof will be enforceable against the assets of such series.

(d)            The Member will execute or cause to be executed all other instruments, certificates, notices and documents, and will do or cause to be done all such filing, recording, publishing and other acts, in each case as may be necessary or appropriate to comply with all requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the Company desires to conduct any activities.

Section 2.2                  Registered Office in Delaware.  The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.

Section 2.3                  Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

Section 2.4                  Purposes and Powers.  The nature of the activities or purpose to be conducted or promoted by the Company is to engage exclusively in the following activities, in each case in accordance with the terms of this Agreement:

(a)            Acquiring from time to time Certificates or Titling Company Notes issued by the Titling Companies and performing its obligations under the Titling Company Agreements in its capacity as Holder of such Certificates or Titling Company Notes, as applicable;

(b)            acquiring, owning, holding, servicing, selling, assigning, pledging and otherwise dealing with Certificates, Titling Company Notes, related Enhancement, agreements with motor vehicle or equipment dealers or lessors or other originators or servicers of the related Leases and Leased Vehicles and any proceeds or further rights associated with any of the foregoing;

(c)            to execute all instruments and documents necessary for the Company to form one or more limited liability companies, business trusts, statutory trusts or other subsidiaries of the Company (whether owned in whole or in part by the Company), with the Company acting on its own or together with any other persons or entities, including entering into, on behalf of the Company, any trust agreement, limited liability company agreement, certificate of formation, certificate of trust or other relevant constituent document (the “Securitization Entities”) and paying the organizational, start-up, transactional and other administrative expenses of the Securitization Entities;

(d)            terminating the Securitization Entities after any related Securities have been paid in full or as otherwise permitted by the documents pursuant to which the Securities have been issued, and repurchasing the property of such Securitization Entities, to the extent and in the manner permitted by the documents pursuant to which the Securities have been issued;

(e)            selling, contributing or otherwise transferring the Certificates or Titling Company Notes acquired by the Company to the Securitization Entities and entering into and performing its obligations under agreements relating to those sales, contributions and other transfers, including any relating servicing Agreements (such agreements, the “Transfer Agreements”);

(f)             authorizing, acquiring, holding, enjoying, selling, transferring, delivering and otherwise dealing with Securities issued by the Securitization Entities (so long as the Securities backed by any Certificates or Titling Company Note or group of Certificates or Titling Company Notes, as applicable, have servicing and trustee fees that are separate from the Securities backed by other Certificates or Titling Company Notes, as applicable) and entering into and performing its obligations under related agreements;

(g)            entering into, or directing the Securitization Entities to enter into Enhancement, indentures, Servicing Agreements, other servicing arrangements and other agreements incidental to or connected with the issuance of the Securities;

(h)            preparing, and, if necessary or desirable, filing with the Commission, prospectuses, registration statements, periodic reports, private placement memoranda and offering documents relating to or in connection with the issuance and sale of the Certificates, the Titling Company Notes and the Securities and otherwise in connection with the Permitted Transactions;

(i)              entering into and performing its obligations under the Intercreditor Agreement and directing the Securitization Entities to enter into and perform their obligations under the Intercreditor Agreement;

(j)             acting in similar role with respect to Ford Credit, any other Titling Company or related holding company established by Ford Credit or any of its Affiliates;

(k)            executing applications or other documents, or taking any other action in connection with the qualification, licensing or authorization of the Company to engage in activities in any jurisdiction; and

(l)              engaging in any activity and exercising any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

Section 2.5             Banking Activities.

Without limiting the generality of Section 2.4, the Member and each of the Authorized Officers is authorized to act on behalf of the Company and in its name:

(a)         to establish bank accounts on behalf of the Company (each, a “Company Account”);

(b)         to sign checks, drafts, instruments, bills of exchange, acceptances and/or other orders for the payment of money from any Company Account;

(c)         to endorse checks, instruments, evidences of indebtedness, and orders payable, owned or held by the Company;

(d)         to accept drafts, acceptances, instruments and/or other evidences of indebtedness payable at or through the bank at which any Company Account is maintained (each, a “Bank”);

(e)         to waive presentment, demand, protest and notice of protest or dishonor of any check(s), instrument(s), draft(s), acceptance(s), or other evidences of indebtedness made, drawn or endorsed by the Company;

(f)          otherwise to deal with each Bank in connection with the foregoing activities on behalf of the Company;

(g)         to enter into one or more agreements with the Bank, which will be deemed to govern the Company Accounts established at such Bank;

(h)         to authorize the purchase, on behalf of the Company, of CDs, bonds, notes and other such savings instruments from each Bank;

(i)          to obtain, on behalf of the Company, other related services from any Bank, such as the rental of safe deposit boxes from such Bank, obtaining of night depository services, routine cash management services, and the like, which will be governed by night depository agreement(s), safe deposit box lease agreement, and any other such agreement(s) contained on the application or signature cards pertaining to any such services offered to the Company by such Bank, as amended from time to time;

(j)          to sign and execute signature cards, applications and forms as any Bank will deem appropriate, from time to time, in connection with the opening and maintaining of Company Accounts at such Bank and/or obtaining any of the aforementioned additional related services; and

(k)         to execute applications for the issuance of any savings instrument in the name of the Company.

Section 2.6       Tax Reporting and Characterization.  The Member agrees that for U.S. federal, state and local income and franchise tax purposes it will (a) treat its interest in the Company as a direct ownership interest in the Member Property and all other assets of the Company and the Securitization Entities (including, in each case, all amounts received with respect thereto and all proceeds and recoveries thereof), (b) treat any Securities outstanding (the gross proceeds of such Securities less the principal payments on such Securities) and its indebtedness, (c) treat each Securitization Entity as a security device, and (d) not treat the Company or this Agreement as creating a co-ownership of any assets or as creating a separate entity (such as a partnership).  The Member will not take any action that is inconsistent with this Section 2.6.

Section 2.7       Execution of Documents.  The Member is authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents, agreements and other instruments, including any registration statement to be filed with the Commission or otherwise, on behalf of the Company.  The Member is authorized and empowered to prepare for filing in connection with such registration statement, balance sheets, income statements and any other financial statements for the Company.

Section 2.8       Conduct of Operations.  (a) Notwithstanding any other provision of this Agreement and any provision of Applicable Law that otherwise so empowers the Company, the Company will not do any of the following:

(i)   engage in any activity other than a Permitted Transaction;

(ii)  become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;

(iii)make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted

Transactions except that the Company will not be prohibited under this clause (a)(v) from causing a distribution of cash to the Member, and the Member will not be prohibited under this clause (a)(iii) from making capital contributions to the Company;

(iv)enter into any transaction or merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Company) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Company is (i) organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Company’s obligations under the Basic Documents and (iii) is governed under a charter document containing provisions substantially identical to Section 2.4 and Section 2.8; (B) all Holders have received at least 10 days’ prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with any provisions of the Certificate of Formation; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Company will have occurred and be continuing under any material agreement to which the Company is a party;

(v)  become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any document relating to a Permitted Transaction; and

(vi)amend, modify, alter, change or repeal any provision of Section 2.4 or Section 2.8; except that the Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Formation or this Agreement in a manner now or hereafter prescribed by the Act, and all rights conferred upon the Member herein are granted subject to this reservation.

(b)        The Company wi ll at all times:

(i)                        maintain its existence as a limited liability company and remain in good standing under the laws of the State of Delaware;

(ii)                       observe all limited liability company procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;

(iii)       ensure that (x) the activities and affairs of the Company are at all times managed by or under the direction of the Board, (y) the Board will have duly authorized all actions requiring such authorization and (z) when required by Applicable Law or by this Agreement, the Company will have obtained the proper authorization for action from the Member;

(iv)       maintain the Company’s books, financial statements, accounting records and other limited liability company documents and records separate from those of the Member, any Affiliate thereof or any other Person;

(v)        not commingle the assets of the Company with those of the Member or any Affiliate thereof (except in connection with the Permitted Transactions);

(vi)       not hold itself out as being liable for the debts of another;

(vii)      maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Member or any of the Member’s Affiliates or any other Person; and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Member and any of the Member’s Affiliates or any other Person or entity;

(viii)      act solely in its own name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including letters, invoices, contracts, statements and applications solely in the name of the Company;

(ix)       separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, except that (A) the Member or any Affiliate thereof may pay certain of the organizational costs of the Company, and the Company will reimburse the Member or any such Affiliate for its allocable portion of shared expenses paid by the Member or such Affiliate, and (B) the Member may pay fees and expenses and indemnify parties pursuant to this Agreement;

(x)        at all times maintain an arm’s length relationship with any Affiliates;

(xi)       take such actions as are necessary to ensure that no Independent Manager may at any time serve as a trustee in bankruptcy for the Company or any of its Affiliates;

(xii)      not create, incur or assume any indebtedness or issue any security unless the holders thereof, or sell or transfer any assets (including any Certificates) to any Person unless such holder or transferee agrees or is deemed to have agreed to not file or join in any filing any bankruptcy petition against the Company prior to the end of the period that is one year and one day after all of the debt and other obligations of the Company are paid in full and agree it will not cooperate with or encourage others to file a bankruptcy petition against the Company during the same period;

(xiii)      have a sufficient number of Managers and Authorized Officers to manage its operations; and

(xiv)     maintain adequate capital in light of its contemplated business operations.

(c)        The Company will abide by all limited liability company formalities, including the maintenance of current minute books, and the Company will cause its financial statements to be prepared in a manner that indicates the separate existence of the Company and its assets and liabilities.  The Board will make decisions with respect to the activities and operations of the Company independent of and not dictated by the Member or Ford Credit or any Affiliate of the Member or Ford Credit (without limiting any rights exercised by the Member in such capacity under this Agreement and under the Act).

(d)        Notwithstanding any provision in this Agreement to the contrary, the Company, by or through any Authorized Officer, in its own capacity (i) may pay fees and expenses of and indemnify trustees relating to the issuance of any Securities and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

(e)        The Company, by or through any Authorized Officer, may enter into and perform all documents, agreements, certificates, or financing statements relating to the Permitted Transactions, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or Applicable Law.  The foregoing authorization is not a restriction on the powers of any Authorized Officer of the Company to enter into other agreements on behalf of the Company.

Section 2.9     No State Law Partnership.  The Member intends that the Company will not be a partnership (including a general partnership or a limited partnership) or joint venture, and that none of the Member, any Manager or any Authorized Officer will be a partner of or joint venture with respect to the activities of the Company for any purposes, and this Agreement will not be construed to suggest otherwise.

Section 2.10   Liability to Third Parties.  Except as otherwise expressly provided by the Act or in this Agreement, none of the Member, any Manager or any Authorized Officer, or any Affiliate of any such Person (other than the Company), will be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, under a judgment, decree or order of a court, by reason of being a Member, a Manager, an officer or an Affiliate of any such Person.

Section 2.11   No Personal Liability of any Holder, Manager, Officer, etc. The Member will have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

(b)                     None of the Member, any of the Member’s officers, directors, or employees, any Manager or, except as provided in Section 7.2, any Authorized Officer, will be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the affairs of the Company; and, subject to the provisions of Section 7.2, all such Persons will look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company.  However, such protection from personal liability will apply to the fullest extent permitted by Applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

Section 2.12   Limited Liability and Bankruptcy Remoteness.  The activities and affairs of the Company will be operated in such a manner as the Board and the Authorized Officers deem reasonable and necessary or appropriate to preserve (a) the limited liability of the Member and its Affiliates, (b) the separateness of the Company from the business of the Member and its Affiliates and (c) until the expiration of the period of one year and one day after the payment in full of all distributions to all Holders, Registered Pledgees and Titling Company Noteholders, the bankruptcy-remote status of the Company.

Section 2.13   Term.  Unless terminated in accordance with this Agreement and the Act, the Company will have a perpetual existence.

ARTICLE III

THE MEMBER

Section 3.1             The Member.  The name and address of the Member is as follows:

Ford Motor Credit Company
One American Road, Suite 2411
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 323-1200
Facsimile: (313) 248-7613

Section 3.2             Powers of the Member.  The Member (acting in its capacity as such) will have the authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement.

Section 3.3             Limited Liability of the Member.                   All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and the Member will not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

ARTICLE IV

MANAGEMENT OF COMPANY;
THE BOARD; OFFICERS

Section 4.1       General Management of the Company.   (a).  The activities, properties and affairs of the Company will be managed by the Board of Managers (the “Board”).  Without limiting the generality of the foregoing, the Board will have the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company, subject to and in accordance with this Agreement.

(b)        The Board will have the power and authority to execute, deliver and file with the Commission in the name of the Company one or more registration statements in connection with the offering of Securities.  The Board will also have the power and authority to execute, deliver and file with the Commission in the name of the Company such other documentation that is required to be executed, delivered and filed with the Commission from time to time under the Securities Act or the Exchange Act in connection with the offering of, or otherwise in connection with, any Securities.

Section 4.2       Appointment and Term.  .  The Member will be entitled to appoint persons to serve as the members (each, a “Manager”) of the Board.  Managers will serve until their respective successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal.  Each Manager will constitute a “manager” within the meaning of Section 18-101 of the Act.  Each Manager will be vested solely with the authority set forth in this Agreement.

Section 4.3.      Number; Independent Managers.(a)      The number of Managers comprising the Board will not be less than three nor more than five.  The exact number of Managers will be determined by the Member, subject to Section 4.3(b). The initial Board will consist of five Managers, two of whom will be Independent Managers, and who will be:

Andrew L. Stidd, as an Independent Manager

Bernard J. Angelo, as an Independent Manager

Susan J. Thomas

David M. Brandi

Jane L. Carnarron

(b)                       The Board will include at least 2 Independent Managers, and no action requiring the unanimous affirmative vote of the Managers may be taken unless at least 2 Independent Managers approve such action.  Except as provided in Section 4.3(c), any action permitted or required to be taken by the Board may be taken by a simple majority the Board.  When voting on matters subject to the vote of the Board, including those matters specified in Section 4.3(c), notwithstanding that the Company is not then insolvent, each Manager, including each Independent Manager, will, to the fullest extent permitted by law, owe its primary fiduciary duty to the Company and its creditors and will take into account the interests of the Member.

For purposes of this Section 4.3(b) the following terms have the meanings set forth below:

(i)       An “Independent Manager” means an individual who:  (A) is not and has not been employed by Ford Credit or any of its Affiliates as a director, officer or employee within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (B) is not and has not been an Affiliate of a significant customer or significant supplier of Ford Credit or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (C) is not and has not been an Affiliate of a company of which Ford Credit or any of its Affiliates is a significant customer or significant supplier within the five years immediately prior to such individual’s appointment as an Independent Manager (other than his or her capacity as independent manager or similar capacity); (D) does not have and has not had significant personal services contract(s) with Ford Credit or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than his or her capacity as independent manager or similar capacity); (E) is not affiliated with a tax-exempt entity that receives significant contributions from Ford Credit or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity);

(F) is not the beneficial owner at the time of such individual’s appointment as an Independent Manager, or at any time thereafter while serving as an Independent Manager, of such number of shares of any class of common stock of Ford Credit or any Affiliate the value of which constitutes more than 3% of such individual’s net worth; (G) is not a spouse, parent, sibling or child of any person described in subclauses (A) through (F); and (H) is not and was not a major creditor of Ford Credit or any of its Affiliates within the five years prior to such appointment as an Independent Manager.

(ii)       A “significant customer of Ford Credit or any of its Affiliates” means a customer from which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit received payments in consideration for the products and services of Ford Credit and its Affiliates which are in excess of 1% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

(iii)      A “significant supplier of Ford Credit or any of its Affiliates” means a supplier to which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit made payments in consideration for the supplier’s products and services in excess of 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

(iv)      Ford Credit or any of its Affiliates will be deemed a “significant customer” of a company if Ford Credit and any of its Affiliates collectively were the direct source during such company’s last fiscal year in excess of 3% of the gross revenues which such company received from the sale of its products and services during such fiscal year.

(v)      Ford Credit or any of its Affiliates will be deemed a “significant supplier” of a company if Ford Credit and any of its Affiliates collectively received in such company’s fiscal year payments from such company in excess of 3% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

(vi)      A Person will be deemed to have “significant personal services contract(s) with Ford Credit or any of its Affiliates” if the fees and other compensation received by the person pursuant to personal services contract(s) with Ford Credit and any of its Affiliates exceeded or would exceed 3% of his or her gross revenues during the last calendar year.

(vii)     A tax-exempt entity will be deemed to receive “significant contributions from Ford Credit or any of its Affiliates” if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from Ford Credit or its Affiliates in excess of the lesser of (i) 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year and (ii) 1% of the contributions received by the tax-exempt entity during such fiscal year.

(viii)    A Person will be deemed to be a “major creditor of Ford Credit or any of its Affiliates” if it is a financial institution which Ford Credit or such Affiliate owes outstanding indebtedness for borrowed money in a sum exceeding more than 5% of Ford Credit’s total consolidated assets.

(c)            Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Holders, the Board or any Person on behalf of the Company, none of the Company, the Member, the Holders, the Board or any other Person on behalf of the Company will, without the unanimous consent of the Board (including two Independent Manager), do any of the following:

(i)            amend Section 2.4 to permit the Company to engage in any activity other than those set forth in Section 2.4 prior to any such amendment;

(ii)           engage in any activity other than those set forth in Section 2.4;

(iii)          amend this Section 4.3(c) or any of Section 2.8, Section 2.10, Section 2.11, Section 2.12, Section 2.13, Section 4.3(b), Section 8.1 Section 8.2, or Section 8.9 or the definition of any terms used in such Sections;

(iv)          incur any indebtedness, or assume or guaranty any indebtedness of any other Person, other than (A) indebtedness incurred to Ford Credit, the Titling Companies or any Affiliate of the Company in connection with the acquisition and disposition of Certificates or Titling Company Notes from time to time and the Permitted Transactions, which indebtedness will be subordinate to any Securities and will only be payable to the extent the Company has available cash to pay such indebtedness; (B) salaries, fees and expenses to its trustees, professional advisors and counsel, Managers, officers and employees; (C) indebtedness where the Person to whom the indebtedness is owing had delivered to the Company an undertaking that it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, moratorium, receivership, conservatorship, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all Securities are paid in full, or look to property or assets of the Company in respect of such obligations and that such obligations will not constitute a claim against the Company in the event that the Company’s assets are insufficient to pay in full such obligations; and (D) other indebtedness not exceeding $5,000 at any one time outstanding, on account of incidentals or services supplied or furnished to the Company;

(v)           to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person;

(vi)          engage in or take any action that would constitute an Insolvency Event with respect to the Company; or

(vii)         amend this Agreement or take action, in each case in furtherance of any action described in clauses (i) through (vi) above.

Section 4.4       Power to Bind Company.  Notwithstanding the last sentence of Section 18-402 of the Act, only the Authorized Officers of the Company (acting in their respective capacities as such) will have the authority to bind the Company to any third party with respect to any matter.

Section 4.5       Restrictions on the Power of the Managers.  None of the Managers will have the authority to:

(a)            cause the Company to do any acts in violation of or in breach of any agreement entered into by the Company;

(b)            take any action in contravention of the Act, the Certificate of Formation or this Agreement;

(c)            to the fullest extent permitted by Applicable Law, take any action that would make it impossible to carry on the ordinary activities of the Company;

(d)           knowingly perform any act that would subject the Member or any Holder to loss of limited liability in any jurisdiction; or

(e)           except as permitted under Section 8.2, take any action to amend or modify the Certificate of Formation or this Agreement.

Section 4.6                                 Duties and Obligations of the Managers

(a)         Except with respect to an action taken in accordance with Section 4.3(c)(v), as long as any Securities are outstanding, the Board will take all action that may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to engage in the activities in which it is engaged).

(b)         Each Manager will devote to the Company’s activities such time as he or she deems necessary to conduct the Company’s activities in an appropriate manner.

(c)         The Board will use its best efforts, in the conduct of the Company’s activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company’s obligations and all agreements to which the Company is a party will include a statement to the effect that the Company is a limited liability company formed under the Act.  However, the failure to include such a statement in an agreement to which the Company is a party will not affect the Company’s power and authority or authorization to enter into such agreement.

(d)         The Board will prepare or cause to be prepared and will file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company. The Board will cause the Company to pay any taxes payable by the Company.  However, the Managers will not be required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount of such tax and such contest does not materially endanger any right or interest of the Company.

(e)         The Board will, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

(f)            The Board will use its best efforts to cause the Company to be qualified to engage in investment activities in connection with Permitted Transactions, or be registered under any applicable assumed or fictitious name statute or similar law in any State in which the Company then makes investments or transacts business, if such qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the Company lawfully to own or make investments or transact business.

Section 4.7        Resignation.  Any Manager may resign at any time upon notice of resignation to the Member.  If there are fewer than two Independent Managers after such resignation, the Member will promptly appoint another Independent Manager.  Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

Section 4.8        Removal of Managers.  The Member may remove any Manager, either for or without cause.  If there are fewer than two Independent Managers after such removal, the Member will promptly appoint another Independent Manager.

Section 4.9        Filling of Vacancies.  In the case of any increase in the number of Managers, or of any vacancy in the Board, the Member will appoint the additional Manager or Managers.

Section 4.10      Managers’ Compensation.  Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board may reasonably determine.  Any such compensation and expense will be paid by the Member.

Section 4.11      Liability of Managers.  To the fullest extent permitted by Applicable Law, no Person will be personally liable to the Member or any other Person for any breach of its duties as a Manager, except for acts or omissions which involve intentional misconduct, gross negligence or a knowing violation of the law.

Section 4.12      Place of Meetings of Managers.  Any meetings of the Board may be held only within Michigan.

Section 4.13      Meetings of Managers.  Meetings of the Board may be held when called by any Managers or Manager.  The Manager or Managers calling any meeting will cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least 2 Business Days before such meeting.  The activities to be engaged in at, or the purpose of, any meeting of the Managers will be specified in the notice or waiver of notice of any such meeting.  If fewer than all of the Managers are present in person, by telephone or by proxy, the activities at any such meeting will be confined to the activities specifically stated in the notice or waiver of notice of such meeting.

Section 4.14        Quorum; Majority Vote.  At all meetings of the Board, the presence in person, by telephone or by proxy of a majority of the Managers will be necessary and sufficient to constitute a quorum for the taking of any actions unless a greater number is required by this Agreement or by Applicable Law.  The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy will be the act of the Board, except as otherwise provided by this Agreement or by Applicable Law.  If a quorum is not present in person, by telephone or by proxy at any meeting of the Board, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present in person, by telephone or by proxy.

Section 4.15      Methods of Voting; Proxies.  A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager.  However, the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

Section 4.16      Actions Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted.  Copies of any such consents will be filed with the permanent records of the Company.

Section 4.17        Telephone and Similar Meetings.  The Board, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation in any such meeting will constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

Section 4.18        Authorized OfficersAppointment.  The Board, by a simple majority, may appoint authorized officers (“Authorized Officers”) of the Company,

who will have the title and authority and perform the duties as the Board may, delegate to them.  Each Authorized Officer will hold office for the term that such Authorized Officer is appointed and until his or her successor is duly appointed and qualified or until his or her death, resignation or removal as provided in this Agreement.  No Authorized Officer need be a Manager, the Member, a Delaware resident, or a United States citizen.

(b)           Compensation.  The Board will fix the compensation of the Authorized Officers, if any.

(c)           Power to Act for the Company.  The Authorized Officers of the Company may execute instruments, contracts, agreements and other documents to which the Company is a party and any document to be delivered in connection with, or pursuant to, this Agreement (other than actions required to be taken by the Member pursuant to this Agreement or under Applicable Law).

(d)           Term; Termination.  All Authorized Officers will hold office at the pleasure of the Board.  If any vacancy occurs in any office, the Board may appoint a successor to fill such vacancy.

(e)           Removal.  The Board may remove any Authorized Officer at any time, either for or without cause.

(f)            Resignation.  Any Authorized Officer may resign at any time upon notice of resignation to the Board.  Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

(g)           Multiple Offices.  Any Authorized Officer may hold two or more offices the duties of which can be consistently performed by the same Person.

(h)           Duties and Authority.  In addition to the foregoing specifically enumerated duties and authority, the Authorized Officers will perform such other duties and may exercise such further authority as the Board may determine or may be assigned to them by any superior Authorized Officer.

(i)                                               Liability of Authorized Officers.  To the fullest extent permitted by Applicable Law, no Authorized Officer will be personally liable to the Company, the Member, or any other Person for any breach of its duties as an Authorized Officer, except for acts or omissions that involve intentional misconduct, gross negligence or a knowing violation of the law.

Section 4.19                         Duties of Managers and OfficersExcept to the extent otherwise provided in this Agreement, each Manager and Authorized Officer of the Company will have a fiduciary duty of loyalty and care similar to that of directors and officers of for profit business organizations organized under the General Corporation Law of the State of Delaware.

ARTICLE V

SERIES

Section 5.1                                 Designation of the Series

(a)                                     The Member may direct the Company to designate a separate series of limited liability company interest of the Company, each of which will be a separate series of limited liability company interest within the Company within the meaning of Section 18-215 of the Act (each, a “Series” and the assets allocated to any Series, “Series Assets” with respect to such Series).

(b)                                          The designation of each Series will be set forth in the Specification Notice delivered to the Company by the Member pursuant to Section 5.2(a). The terms of the limited liability company interest in each other Series will be as set forth in the Specification Notice for the Series.

(c)                                           All assets acquired by the Company will be allocated to a Series, and no asset may at any time be allocated to more than one Series (without limiting the right of more than one Series to be a beneficiary of, or named as the loss payee or additional insured with respect to, any insurance policy).

(d)                                          Each Series will represent the entire limited liability company interest in the assets allocated to that Series.

(e)                                           In accordance with Section 18-215 of the Act, the Company will maintain separate and distinct records for each Series and the related Series Assets.  The Series Assets of each Series will be held and accounted for separately from the Series Assets of all other Series.  Except to the extent required by Applicable Law or specified in this Agreement, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to the Series Assets of any Series will be enforceable against such Series only, and not against the Company generally or the Series Assets of any other Series and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or the Series Assets of any other Series will be enforceable against the Series Assets allocated to such other Series.

(f)                                              The Company will only enter into obligations with respect to specific Series and not with respect to the Company generally, other than with respect to the Intercreditor Agreement.  The Company will not enter into (or form Securitization Entities for the purpose of collectively entering into) more than one Securities Transaction with respect to any one Series.  Each document entered into by the Company representing an obligation of the Company in respect of a Series (the “Related Series”) will include (i) a recitation limiting the obligation represented by such document to the assets of the Related Series, (ii) a requirement to the effect that the terms of any Security, Undertaking or other indebtedness or security with respect to any such Securities Transaction will provide that such Security, Undertaking or other indebtedness or security has no recourse to the assets of any Series other than the related Series with respect to such Securities Transaction and if cash flow from the assets securing, collateralizing or otherwise trading such Security, Undertaking or other indebtedness or security, such obligations do not constitute a claim against the Company, (iii) an acknowledgment and agreement by each party to any such document to which the Company is a party and a requirement that the documents pursuant to which each Security, Undertaking or other indebtedness or security issued pursuant to the Securities Transaction will contain a term or provision to the effect that if an Insolvency Event occurs with respect to the Company, any claim that such parties may seek to enforce at any time against the Company or the Series Assets of any Series other than the Related Series will be subordinate to the payment in full, including post-petition interest, of the claims of the holder or party related to such other Series and that such agreement will constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code, (iv) a recitation that each such party makes the election afforded to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such party may have at any time against the Company or against any such other Series with respect to such obligation and (v) a recitation that each such party will not file or join in filing any bankruptcy petition against the Company prior to the end of the period that is one year and one day after payment in full of all distributions to all Holders, Registered Pledgees and Titling Company Noteholders and agree they will not cooperate with or encourage others to file a bankruptcy petition against the Company during the same period.

Section 5.2                                 Allocation of Series

(a)                                           Designation of Series.  At least 1 Business Day prior to the Series Issue Date with respect to any Series, the Member will deliver to the Company a notice executed by the Member (each, a “ Specification Notice”), setting forth the terms of the related Series, including:

(i)    the date that the related Series will be issued (the “Series Issue Date”);

(ii)             the first date as of which collections on the Series Assets of that Series will also be Series Assets (the “Series Cutoff Date”); and

(iii)          a listing the Series Assets of that Series as of the Series Issue Date.

(b)                                          Rights of the Member with respect to the Series.  The Member will have the right to receive or direct the application of the profits and losses with respect to, and collections on, the Series Assets of a Series, including the proceeds from the sale of the Series Assets.

(c)                                           Subsequent Addition of Company Assets to Series.  The Member will identify to the Company any assets that have been acquired or are to be acquired by the Company and provide to the Company the following information with respect to any such assets:

(i)    the Series to which the assets have been or are to be allocated;

(ii)                   the date as of which such assets became or are to become Series Assets with respect to such Series; and

(iii)                the date collections on such assets will be Series Assets.

Effective as of the date so specified by the Member, any such assets will be Series Assets allocated to the applicable Series.  The effectiveness of a Reallocation Notice that is delivered with respect to any Specified Interest will be subject to the rights of any Titling Company Noteholders or Registered Pledgees with respect to such Specified Interest.

(d)                                          Reallocation of Series Assets from one Series to Another.  The Member will have the power to direct the Company to cause the Series Assets of any

Series to be reallocated to another Series.  The Member will notify the Company as to any Series Assets that have been or are to be reallocated to another Series and will provide to the Company the following information with respect to such Series Assets:

(i)                                                           the Series from which the Series Assets have been or are to be reallocated;

(ii)                                                        the Series to which the Series Assets have been or are to be reallocated;

(iii)                                                     the date of such reallocation (the “Reallocation Date”);

(iv)                                                    the Series Assets reallocated on such Reallocation Date; and

(v)                                                       the date that collections on the reallocated Series Assets will be allocable to the Series to which such Series Assets will be reallocated.

Effective as of the Reallocation Date set forth in any Reallocation Notice, the Series Assets identified therein will be reallocated to the Series set forth in the Reallocation Notice.  The effectiveness of a Reallocation Notice that is delivered with respect to any Specified Interest will be subject to the rights of any Titling Company Noteholders or Registered Pledgees with respect to such Specified Interest.

Section 5.3.                             Identification of Assets.  In identifying the assets to be acquired, reallocated or assigned with respect to any Series the Member will supply to the Company information in detail sufficient to permit the Company to maintain on an ongoing basis adequate records to enable the Company to distinguish the asset from other similar assets and to provide the Company with any other information required pursuant to this Agreement.

Section 5.4.                             Reporting to the Member.  The Company will maintain books and records in accordance with Section 18-215 of the Act as to the Series Assets relating to each Series and any proceeds of or collections on such assets, on a manner sufficient such that the Series Assets relating to each Series may be readily identified and will make such books and records available to the Member upon request.

ARTICLE VI

CAPITAL STRUCTURE AND CONTRIBUTIONS

Section 6.1                                                         Capital Structure.  Simultaneously with the execution and delivery of this Agreement, the Member will be admitted as member of the Company, with an interest of 100% in the Company (the “Percentage Interest”).

Section 6.2                                                         Capital Contributions.  Subject to Section2.8(b)(v), the Member may, but is not required to, make such additional capital contributions for allocation to a Series as it may determine in its sole discretion.

Section 6.3                                                         Member Accounts; Allocations.  The Company will maintain, or will cause the related Servicers to maintain, a book of account for the Member with respect to all Certificates, Titling Company Notes and other property contributed, sold, transferred or otherwise conveyed to the Company by the Member, to the extent that the Company continues to maintain a residual economic interest (directly or through a Securitization Entity) in such property (each such account, a”Member Account” and the related property with respect to any such account, the “Member Property”), whether or not the Company continues to hold such property directly.

ARTICLE VII

EXCULPATION; LIABILITIES; INDEMNIFICATION

Section 7.1                                                   Exculpation.  Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates will be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Section 7.2                                                   Liabilities: Indemnification.  (a)  Subject to Section 7.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an “Indemnified Person”), will be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Person is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages”) arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties.  The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

(b)                                    The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, in and of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful.  Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

(c)                                                 Subject to Section 7.2(f), expenses (including attorneys’ fees and disbursements) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount unless it will ultimately be determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board deems appropriate.

(d)                                                No Manager of the Company will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager will be liable to the extent provided by Applicable Law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.

(e)                                                 The indemnification and advancement of expenses provided by this Section 7.2 will not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and will continue as to a Person who has ceased to be a Manager, employee or agent and will inure to the benefit of the heirs, executors and administrators of such Person.

(f)                                                    Any amounts payable by the Company in accordance with this Section 7.2 will be payable solely to the extent of funds available therefor and actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions.  The Company’s obligations under this Section 7.2 will not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations.  Any claim that an Indemnified Person may have at any time against the Company that it may seek to enforce hereunder will be subordinate to the payment in full (including post-petition interest, in the event that the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings) of the claims of the holders of any Securities which are collateralized or secured by the assets of the Company and of claims (if any) of the Trust or any other Person to which Securitization (or interests therein) have been transferred.

(g)                                     Amendments: Indemnification. The indemnities contained in Section 7.2 will survive the resignation, removal or termination of any Indemnified Person or the termination of this Agreement.   Any repeal or modification of this Article VII will not adversely affect any rights of such Indemnified Person pursuant to this Article VII, including the right to indemnification and to the advancement of expenses of an Indemnified Person existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

MISCELLANEOUS

Section 8.1                           Dissolution of the Company.

(a)                                           The Company will be dissolved upon any of the following events:

(i)     the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act; or

(ii)                                                  the entry of a decree of judicial dissolution under the Act; or

(iii)                                               at the direction of the Member, upon the payment in full of all Securities and all Enhancements.

(b)                                          Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

(c)                                           Notwithstanding any provision to the contrary contained in this Agreement, an Insolvency Event with respect to the Member or an Independent Manager will not cause such Member or Independent Manager, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company will continue without dissolution.

(d)                                          Notwithstanding any provision to the contrary contained in this Agreement, each of the Member and the Independent Managers waives any right it might have to agree in writing to dissolve the Company upon an Insolvency Event with respect to the Member or an Independent Manager, or the occurrence of an event that causes the Member or an Independent Manager to cease to be a member of the Company.

Section 8.2                                       Amendments.

This Agreement and the Certificate of Formation may be amended by the Member.  Any such amendment will not, as evidenced by an Opinion of Counsel, cause the Company or any Titling Company to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes (unless, in the case of the Company, the Company has elected to be so treated).

Section 8.3                                       Assignments; Additional Members.

(a)                                           Subject to Section 8.8, The Member may sell, assign or transfer its Percentage Interest with respect to any Series without the consent of the Board or any other Person.  Upon the assignment by the Member of its limited liability company interest in the Company pursuant to this Section 8.3(a), the assignee will be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission will be deemed effective immediately prior to the assignment and, immediately following such admission, the assignor Member will cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents and this Agreement will, without any further act, be the Member hereunder, and such merger or consolidation will not constitute an assignment for purposes of this Agreement and the Company will continue without dissolution.

(b)                                          Until all obligations of the Company pursuant to the Basic Documents have been satisfied, the Member may not resign, except as permitted under the Basic Documents.  If the Member is permitted to resign pursuant to this Section 8.3(b), a new member of the Company will be admitted to the Company with the consent of the resigning Member, upon its execution of an instrument signifying its agreement to be bound by this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission will be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member will cease to be a member of the Company.

(c)                                           One or more additional members of the Company may be admitted to the Company with the consent of the Member and in accordance with the terms of the Basic Documents.

(d)                                          Notwithstanding any other part of this Agreement, unless an election is made to treat the Company as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Section 301.7701-3 of the Treasury Regulations, no Person may be admitted as a Member of the Company unless:

(i)                                  Such Person either (A) is not (or, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a), its owner is not), for U.S. federal income tax purposes, a partnership, grantor trust, or S Corporation (as defined in the Code)(any such entity, a “Pass-Through Entity”) or (B) is a Pass-Through Entity, but (x) after giving effect to such transaction less than 50 percent of the value of each beneficial ownership interest in such Pass-Through Entity is attributable to such entity’s interest in the Company or (y) adequate provisions are in place that restrict any transfer of beneficial interests in such Pass-Through Entity or the actions of such Pass-Through Entity in such a manner to prevent any increase in the number of beneficial owners of the Pass-Through Entity for purposes of Section 1.7704-1(h) of the Treasury Regulations without the consent of the Company (as confirmed by an Opinion of Counsel):

(ii)                                such Person is not acquiring its interest in the Company through an “established securities market” within the meaning of section 7704(b) of the Code; and

(iii)                             after giving effect to such acquisition, there are no more than 95 beneficial owners of the Company or any Titling Company for purposes of Section 1.7704-1(h) of the Treasury Regulations.

Section 8.4                                       Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Member, the Servicer and the Company and nothing in this Agreement, whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Company or any assets of the Company or under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement.  Without limiting the generality of the foregoing, none of the provisions of this Agreement will be for the benefit of or enforceable by any creditor of the Company or the Member.

Section 8.5                                       Notices.  All notices, requests, demands, consents or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made, (i) in the case of a letter, upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, 3 days after deposit in the mail; (ii) in the case of a facsimile, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient; (iii) in the case of an email, when receipt is confirmed by telephone or by reply email from the recipient; and (iv) in the case of an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (i) through (iii) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed as set forth below or at such other address or facsimile number as any party may designate by notice to the other parties:

Ford Motor Credit Company
c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan  48126
Attention:  Ford Credit SPE Management Office
Telephone:  (313) 594-3495
Facsimile:  (313) 390-4133

with a copy to:

Ford Motor Credit Company

One American Road, Suite 2411

Dearborn, Michigan  48126

Attention:  Corporate Secretary

Telephone:  (313) 323-1200

Facsimile:  (313) 248-7613

Section 8.6                                       Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement.

Section 8.7                                       Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts may be executed and delivered by facsimile and will be deemed to be an original, and all of which counterparts will constitute one and the same instrument.

Section 8.8                                       Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the Member and its successors and permitted assigns.  Any request, notice, direction, consent, waiver or other instrument or action by the member will bind the successors and assigns of the Member.  Notwithstanding the foregoing, the interests of the Member hereunder will not be assigned, pledged, or otherwise transferred unless an Opinion of Counsel is rendered that such assignment, pledge or other transfer will not cause any Titling Company to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  Any attempted assignment, pledge or other transfer in violation of this Section 8.8 will be void from the beginning.

Section 8.9.                                   No Petition.  The Member, by creating this Agreement, hereby covenants and agrees that it will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, moratorium, receivership, conservatorship, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the Securities outstanding.

Section 8.10                               Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.

Section 8.11                               Governing Law.  THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT, PURSUANT TO SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER SHALL NOT BE APPLICABLE TO THIS COMPANY LIMITED LIABILITY AGREEMENT.

Section 8.12                               Limitation of Obligations of the Company.  Notwithstanding any other part of this Agreement, the Member expressly agree that any claim against the assets of the Company, including in respect of a breach of representation or warranty or indemnification, will be expressly subordinated to the payment in full of all Securities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Member has caused this Agreement to be duly executed by its respective officers hereunto duly authorized, as of the date first above written.

FORD MOTOR CREDIT COMPANY,
as Member

By:	/s/ Susan J. Thomas
Name:	Susan J. Thomas
Title:	Secretary

Signature Page to Transferor LLC Agreement